EXHIBIT 24



                     POWER OF ATTORNEY


     We, the undersigned officers and directors of Crompton & Knowles Corporation, hereby constitute and appoint Vincent A. Calarco, Charles J. Marsden and John T. Ferguson II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Crompton & Knowles Corporation for the fiscal year ended December 26, 1998, and any and all amendments thereto.

     IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 19, 1999.


Signature         Title                  Signature          Title


Principal Executive
Officer:
                      Chairman of the
                      Board,President, /s/Robert A. Fox  Director
/s/Vincent A. Calarco CEO and Director    Robert A. Fox
   Vincent A. Calarco



Principal Financial                 /s/Roger L. Headrick Director
  Officer:                             Roger L. Headrick
                Senior Vice President
                    Chief Financial
/s/Charles J. Marsden Officer      /s/Leo I. Higdon, Jr. Director
   Charles J. Marsden and Director    Leo I. Higdon, Jr.



Principal Accounting
Officer:
                     Vice President -
/s/Peter Barna       Finance          /s/C.A. Piccolo    Director
   Peter Barna                           C.A. Piccolo



/s/James A. Bitonti  Director       /s/Patricia K. Woolf Director
   James A. Bitonti                    Patricia K. Woolf